Exhibit 10.2
AMENDMENT NUMBER ONE
TO THE
BRIGHTHOUSE SERVICES, LLC
DEFERRED COMPENSATION PLAN FOR NON-MANAGEMENT DIRECTORS

The    BRIGHTHOUSE    SERVICES,    LLC    DEFERRED    COMPENSATION    PLAN    FOR    NON-MANAGEMENT DIRECTORS (the “Plan”) is hereby amended, effective as of January 1, 2023, as follows:

1.Section 8.1 of the Plan is hereby amended by restating the first sentence thereof in its entirety to read as follows:

“Except as provided in Section 3.4 of this Plan, the amount of payment(s) from the Cash Portion of each Deferred Compensation Account shall reflect the value of such Cash Portion through the first business day of the month in which each payment from the Cash Portion of the Deferred Compensation Account is made, as adjusted for Investment Tracking.”

2.Section 8.2 of the Plan is hereby amended by restating the fourth sentence thereof in its entirety to read as follows:

“Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, determine to pay amounts held in the Stock Portion of the Deferred Compensation Account in the form of cash, in which case the value of the Stock Portion will be determined on the first business day of the month in which payment is made and converted to cash which shall be allocated to the Schwab Government Money Fund Tracking Fund.”

IN WITNESS WHEREOF, this amendment has been executed by the Plan Administrator on this 28th day of April 2023.

Plan Administrator

/s/ Micah Dowling
Micah Dowling

Witness:	/s/ Tracy Kidd

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